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DRAFT                                                                                                                  EXHIBIT 5.(b)
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[LOGO OF PACIFIC LIFE     Pacific Life & Annuity Company
 & ANNUITY COMPANY]       P.O. Box 7138 . Pasadena, CA 91109-7138                                                         GUARANTEED
                          www.PacificLifeandAnnuity.com                                                         PROTECTION ADVANTAGE
                          (800) 748-6907                                                                         (GPA) RIDER REQUEST
                          (See instructions for mailing addresses)

Use this form to:

.. Add the optional GPA Rider to the contract. Complete sections 1, 2 and 4. .. Terminate the GPA Rider from the contract. Complete sections 1, 3 and 4.

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 1    GENERAL INFORMATION  Owner's Name (First, Middle Initial, Last)   Daytime Telephone Number   Contract Number If known.
                                                                        (       )
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 2    ADD THE GPA RIDER Check the box to add the GPA rider to your contract. You must enroll, or be enrolled, in Portfolio
      Optimization to add GPA. See instructions for additional requirements.

      [_] Add the GPA Rider to my contract.

      Terms and Conditions: By adding the GPA rider to my contract, I understand that:

      . In order for the contract value to be increased to the guaranteed protection amount, the entire contract value must be invested for the entire term according to an asset allocation program established and maintained by Pacific Life & Annuity for this rider. A term is defined as the ten (10) year period beginning on the effective date of the rider.

      . GPA will terminate on the contract anniversary following the day any portion of the contract value is no longer invested according to an asset allocation program established and maintained by Pacific Life & Annuity for this rider.

      . On each contract anniversary, an annual charge of 0.10% of the contract value will be deducted from my contract for the prior contract year.

      . If this request is received in good order by Pacific Life & Annuity within sixty (60) days after the contract issue date or within thirty (30) days of a contract anniversary, the GPA rider will be effective on that contract issue date or contract anniversary. Otherwise, it will be effective on the next contract anniversary.

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 3    TERMINATE THE GPA RIDER Check the box to terminate the rider from your contract.

      [_] Terminate the GPA Rider from my contract.

      Terms and Conditions: By terminating the GPA rider from my contract, I understand that:

      . If this request is received in good order by Pacific Life & Annuity within thirty (30) days after a contract anniversary, the rider will terminate on that contract anniversary. If this request is received thirty-one (31) days or more after the last contract anniversary, it will terminate on the next contract anniversary.

      . If the rider terminates for reasons other than for death or annuitization, the entire annual charge (0.10% of the contract value) for the contract year will be deducted from the contract value on the effective date of termination.

      . All benefits of the rider will be forfeited upon termination, if such termination occurs prior to the end of the term.

      . All other provisions of my contract will remain in force.

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 4    ACKNOWLEDGMENT AND SIGNATURE(S)

      I have received and read the applicable product prospectus describing the optional GPA Rider. I have read and understand the terms and conditions under section 2, if I have elected to add the optional GPA Rider to my contract. I have discussed this product with my registered representative, and believe the selection made meets my insurable needs and financial objectives.

      The following statement applies only if you have elected to terminate the GPA Rider:

      I have read and understand the terms and conditions under section 3, if I have elected to terminate the GPA Rider from my contract.

_____________________________ _____/_____/_____  ______________________________  ____/___/__________________________________________
Owner's Signature               mo   day   yr       Joint Owner's Signature        mo day   yr
____________________________________________________________________________________________________________________________________

10/02 N2[GPAR]                                                                                                     *N2066-2A*
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                                                                                                                          GUARANTEED
[LOGO OF PACIFIC LIFE & ANNUITY COMPANY]                                                                        PROTECTION ADVANTAGE
                                                                                                                       RIDER REQUEST
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            When to use this form: Use this form to add or terminate the optional GPA Rider to or from your contract. You must enroll, or be enrolled, in Portfolio Optimization to add the rider to your contract.

            To complete this form: Print clearly using dark ink. Provide requested information in full. An incomplete form may delay processing.

          Where to send this form: By regular mail:                                By overnight mail:
                                   Pacific Life & Annuity Company                  Pacific Life & Annuity Company
                                   P.O. Box 7138                                   1111 S. Arroyo Parkway, Suite 205
                                   Pasadena, CA 91109-7138                         Pasadena, CA 91105-3967

                 Additional forms: If you are adding an optional GPA Rider to your contract with this form, the following forms are also required.

                                   If you are:

                                       a new client enrolling in Portfolio Optimization

                                          . Pacific Life variable annuity application
                                          . Portfolio Optimization Acknowledgment

                                       an existing client enrolling in Portfolio Optimization

                                          . Portfolio Optimization Acknowledgment

                                       an existing client currently enrolled in Portfolio Optimization

                                          . No additional forms are required

Who to call for help or questions: Contact your registered representative or call Pacific Life & Annuity customer service at
                                   (800) 748-6907.
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                                                          INSTRUCTIONS

1   General Information: Provide the owner's name, daytime telephone number and contract number, if known.

2   Add the GPA Rider: In connection with Portfolio Optimization, you may add the optional GPA Rider to your contract. Refer to the product's prospectus for more information. Complete this section to add the rider to your contract. Review the terms and conditions before checking the box and signing the form.

    Minimum  Requirements: To qualify to purchase the optional GPA Rider: a) you are enrolling, or are enrolled, in
    Portfolio Optimization; b) all annuitants  must be age 80 or younger on the date of purchase; and c) the date of purchase must be at least ten (10) years prior to the annuity date.

 3  Terminate the GPA Rider: Complete this section to terminate the rider from your contract. Review the terms and conditions before checking the box and signing the form.

 4  Acknowledgment and Signature(s): The form must be signed and dated by the owner. In cases of joint ownership, both owners must sign.

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10/02                                                                                                                       N2066-2A

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